Exhibit 3.5

CENTURY PROPERTIES GROWTH FUND XXII,

A CALIFORNIA LIMITED PARTNERSHIP

AMENDMENT TO THE AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

This amendment (this “Amendment”) dated as of September 7, 2006, to the AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, as amended (the “Partnership Agreement”) of CENTURY PROPERTIES GROWTH FUND XXII, A CALIFORNIA LIMITED PARTNERSHP, a California limited partnership (the “Partnership”), is entered into by the undersigned.

WITNESSETH:

WHEREAS, pursuant to Section 16.2.4 and Section 16.2.5 of the Partnership Agreement, limited partners who own of record more than 50% of the outstanding units of limited partnership interest in the Partnership (“Units”) hereby consent in writing to this Amendment to the Partnership Agreement; and

WHEREAS, pursuant to the Partnership Agreement the General Partner may execute this Amendment to the Partnership Agreement on behalf of the Partnership and the Limited Partners;

NOW, THEREFORE, the parties agree as follows:

1.

Section 4.2 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“The Partnership shall commence on the date of filing of the certificate of limited partnership for the Partnership and shall continue until December 31, 2016, unless previously terminated in accordance with the provisions of this Partnership Agreement.”

2.

Except as amended and modified by this Amendment, all other terms of the Partnership Agreement shall remain unchanged.

3.

This Amendment shall be governed by and construed as to validity, enforcement, interpretations, construction, effect and in all other respects by the internal laws of the State of California.

4.

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective signatures to be hereunto affixed and attested, all as of the day and year first above written.

General Partner:

FOX PARTNERS IV

By:

/s/ Martha Long

Name:

Martha L. Long

Title:

Senior Vice President

Limited Partners:

AIMCO PROPERTIES, L.P.

By: AIMCO-GP, Inc., its General Partner

By:

/s/ Martha Long

Name:

Martha L. Long

Title:

Senior Vice President

AIMCO IPLP, L.P.

By: AIMCO/IPT, Inc., its general partner

By:

/s/ Martha Long

Name:

Martha L. Long

Title:

Senior Vice President

IPLP ACQUISITION I, L.L.C.

By: AIMCO IPLP, L.P., its sole member

By: AIMCO/IPT, Inc., its general partner

By:

/s/ Martha Long

Name:

Martha L. Long

Title:

Senior Vice President

MARKET VENTURES, L.L.C.

By: AIMCO/NHP PROPERTIES, INC., its sole member

By:

/s/ Martha Long

Name:

Martha L. Long

Title:

Senior Vice President